UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2008

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 28, 2008, and effective as of June 1, 2008, ArvinMeritor, Inc. (“ArvinMeritor”) and certain of its subsidiaries entered into the Seventh Amendment to the Second Amended and Restated Purchase and Sale Agreement, dated as of September 19, 2005, among ArvinMeritor Receivables Corporation and various affiliates, as Originators, relating to ArvinMeritor’s U.S. accounts receivable securitization program. The purpose of the amendment is to amend the definition of “Designated Receivable” so that receivables arising from the sale of goods or the provision of services by ArvinMeritor OE, LLC in respect of which an invoice is issued for the first time after June 1, 2008 will not be sold to ArvinMeritor Receivables Corporation under ArvinMeritor’s U.S. accounts receivable securitization program. This will exclude receivables attributable to ArvinMeritor’s Light Vehicle Systems business in preparation for the planned spin off of this business to ArvinMeritor’s shareholders.

The amendment is filed as Exhibit 10a to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10a – Seventh Amendment, dated as of June 1, 2008, to Second Amended and Restated Purchase and Sale Agreement, dated as of September 19, 2005, among ArvinMeritor Receivables Corporation and the Originators named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By: /s/ Vernon G. Baker, II

Name: Vernon G. Baker, II
Title:	Senior Vice President &
General Counsel

Date: May 29, 2008

EXHIBIT INDEX

Exhibit No.	Description

10a

Seventh Amendment, dated as of June 1, 2008, to Second Amended and Restated Purchase and Sale Agreement, dated as of September 19, 2005, among ArvinMeritor Receivables Corporation and the Originators named therein.